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                                                                      Exhibit 99

     Front Royal, VA--June 1, 1999--Pen-Tab Industries, Inc. today announced Alan Hodes' plans to retire and the appointment of Marc English as CEO.

     Mr. English was formerly President of CSS Industries, Inc.'s Cleo unit. "Mr. English is an accomplished executive who understands our industry and has a wealth of experience in our key channels of distribution. He is my ideal choice to carry on our visionary approach in the marketplace," remarked Mr. Hodes who will remain on the Board.

     Pen-Tab is a leading national manufacturer and marketer of school, home and office supply products.